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                                AMENDMENT NO. 3
                        PRINCIPAL UNDERWRITER AGREEMENT

THIS AMENDMENT, amends that certain Principal Underwriter Agreement dated June 26, 1995, made by and between Hartford Life Insurance Company and Hartford Securities Distribution Company, Inc. as follows:

       1. Any and all references to the "Contract" shall refer to those contracts listed in Schedule A attached hereto and made a part hereof.

       2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: March 1, 2010

HARTFORD LIFE INSURANCE COMPANY          HARTFORD SECURITIES DISTRIBUTION
                                         COMPANY, INC.

By:   /s/ Robert Arena                   By:   /s/ Robert Arena
      ---------------------------------        ---------------------------------
      Robert Arena                             Robert Arena
      Executive Vice President                 Executive Vice President/Business
                                               Line Principal


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                                   SCHEDULE A

                                   CONTRACTS

                      CRC (Compound Rate Contract)
                      CRC Select (Compound Rate Contract)
                      CRC Generations (Compound Rate Contract)
                      CRC Select II (Compound Rate Contract)
                      CRC Select III (Compound Rate Contract)
                      CRC Access (Compound Rate Contract)
                      CRC Harvester (Compound Rate Contract)